EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-236627, 333-236628, 333-61068, 333-123133, 333-151475, and 333-272073 on Form S-8 of our reports dated December 18, 2023, relating to the consolidated financial statements of Greif, Inc. and subsidiary companies and the effectiveness of Greif, Inc. and subsidiary companies’ internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended October 31, 2023.

/s/ Deloitte & Touche LLP

Columbus, Ohio
December 18, 2023